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                                                                    Exhibit 3(b)


                                RESTATED BYLAWS

                                       OF

                           SOUTHSIDE BANCSHARES CORP.

                            (A Missouri Corporation)


                            Dated February 24, 1994



                                     INDEX


ARTICLE I                               Offices and Records

ARTICLE II                              Seal

ARTICLE III                             Shareholders Meetings

ARTICLE IV                              Directors

ARTICLE V                               Officers

ARTICLE VI                              Share of Stock

ARTICLE VII                             Indemnification

ARTICLE VIII                            General





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                            I.  OFFICES AND RECORDS

     Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.

     Corporate Offices. The Corporation may have such corporate offices, anywhere within and without the State of Missouri as the Board of Directors from time to time may appoint, or the business of the Corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the Corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the Corporation in Missouri shall be deemed for all purposes to be in the city or county in which its registered office in Missouri is maintained.

     Records. The Corporation shall keep at its registered office, or principal place of business, in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of assets and liabilities, and the names and places of residence of its Officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the Shareholders' lists mentioned in these Bylaws.

     Inspection of Records. A Shareholder, if he is entitled and demands to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A Shareholder may delegate his right of inspection to his representative on the condition that, if the representative is not an attorney, the Shareholder and representative agree with the Corporation to furnish to the Corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such representative. No Shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment competitively of the Corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any Shareholder's inspection of the records of the Corporation may require the Shareholder to indemnify the Corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such Shareholder of information obtained in the course of such inspection.

                                   II.  SEAL

     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words: Corporate Seal Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.




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                          III.  SHAREHOLDERS MEETINGS

     Place Of Meeting. Any annual meeting or special meeting of the Shareholders of the Corporation is to held at such place within or without the State of Missouri as may be designated by the Board of Directors or executive committee of the Corporation. If there is a failure to designate a place for such meetings, the same is to be held at the principal place of business of the Corporation.

     Annual Meetings. The annual meeting of the Corporation's Shareholders is to be held at 2:00 p.m. on the fourth Thursday of the month of April of each year, immediately following the end of each tax year, if not a legal holiday, and if a legal holiday, then on the next business day following such date, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

     Special Meetings. Special meetings of the Shareholders will be called by the Secretary upon request of the President or a majority of the members of the Board of Directors or upon the written request of the holders of not less than eighty percent (80%) of all the outstanding shares of the Corporation's stock entitled to vote at such meeting. Notwithstanding the provisions of any Articles of the Articles of Incorporation or any other Article herein, this section of the Bylaws may not be amended or repealed without the consent of the holders of eighty percent (80%) of the outstanding shares of the Corporation.

     Action in Lieu of Meeting. Actions shall be taken by the Shareholders only at annual or special meetings of Shareholders, and Shareholders may not act by written consent. This Section of the Bylaws may not be altered, amended or repealed except by an affirmative vote of at least eighty percent (80%) of the total number of Directors or by eighty percent (80%) of the Shareholders of the Corporation, as provided by the Articles of Incorporation.

     Notice. Written notice of each meeting of the Shareholders, whether annual or special, stating the place, day and hour of the meeting, and in case of special meeting the purpose or purposes thereof, shall be delivered or given to each Shareholder entitled to vote thereat, not less than ten days nor more than fifty days prior to the meeting.

     Any notice of a Shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States Mail with postage thereon prepaid addressed to the Shareholder at his address as it appears on the records of the Corporation.

     Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, or the Articles of Incorporation of the Corporation or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time states therein, shall be deemed the equivalent to the giving of such notice.

     To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.

     Business Transacted at Annual and Special Meetings. At each annual meeting of Shareholders, the Shareholders shall elect Directors and transact such other business as shall properly come before the meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice




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of such meetings.  In order for any nomination for Director to be entertained at any meeting or for any business to be transacted at any annual meeting of the Shareholders, other than nominations or business made or proposed by or at the direction of the Board of Directors, notice thereof must be received from the nominating or proposing Shareholder by the Secretary of the Corporation, accompanied or promptly followed by such supporting information as the Secretary shall reasonably request, not less than seventy-five days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting.

     Quorum. Except as may be otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding, and entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum, at all meetings of the Shareholders, for the transaction of business. If, however, such quorum should not be present at any meeting, the Shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

     Voting. Each Shareholder shall be entitled to vote in person or by proxy and shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in his or her name on the books of the Corporation. Cumulative voting for the election of Directors is denied.

     If the Board of Directors shall not have closed the transfer books of the Corporation or set a record date for the determination of its Shareholders entitled to vote, as otherwise provided in these Bylaws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the Corporation shall have stood on the transfer books on a date fifty days previous to the date of the meeting.

     Removal of Directors. At a meeting called expressly for that purpose, a Director of the Corporation or the entire Board of Directors of the Corporation may be removed without cause only upon the affirmative vote of the holders of not less than eighty percent (80%) of the shares entitled to vote generally in the election of Directors; provided, however, that, if less than the entire Board of Directors is to be so removed without cause, no one of the Directors may be removed if the votes cast against such Director's removal would be sufficient to elect such Director if then cumulatively voted at an election of the Class of Directors of which such Director is a part. At a meeting called expressly for that purpose, a Director may be removed by the Shareholders for cause by the affirmative vote of the holders of majority of the shares entitled to vote upon his election.

     Inspectors. At each meeting of Shareholders where the object of the meeting shall be to elect Directors or to take a vote of the Shareholders on any proposition, the presiding Officer of the meeting shall appoint not less than two persons, who are not Directors of this Corporation, inspectors to receive and canvass the votes given at such meeting and certify the result to him or her.

                                 IV.  DIRECTORS

     Qualifications and Number. The business of the Corporation shall be managed under the direction of its Board of Directors and each Director shall be a natural person of full age. In order to be qualified for




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nomination for, and election to, the Corporation's Board of Directors, a person must own a minimum of 1,000 shares of common stock of the Corporation. For purposes of this paragraph, the requisite number of shares may be owned (i) by the Director in his own name; (ii) by the Director's spouse (whether in his or her own name or jointly with the Director); (iii) by any trust for which the Director is the trustee or co-trustee and also the grantor or the sole beneficiary; (iv) by a custodian or broker for the account of either the Director, the Director's spouse or a trust described in (iii), above; or (v) by the Director's minor child, provided such shares were given to the child by the Director or the Director's spouse in accordance with the Uniform Gift to Minors Act.

     The number of Directors which shall constitute the whole Board shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than nine (9) persons nor more than fifteen (15). The Board shall be divided into three classes as nearly equal in number as possible whose term expire at different times. When the initial Board is elected, two (2) Directors shall be elected for a term of one (1) year; two (2) Directors for a term of two (2) years; and three (3) Directors for a term of three (3) years. At each subsequent annual Shareholders, meeting, successors to the class of Directors whose term expire that year shall be elected to hold office for a term of three (3) years. Notwithstanding the provisions of any other Article herein, this section of the Bylaws may not be amended or repealed without the consent of the holders of eighty percent (80%) of the outstanding shares of the Corporation.

     Classes, Election and Term. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. At each annual meeting, the Shareholders shall elect by ballot the members of the Board of Directors. Each person appointed or elected as a Director shall hold office until the annual meeting of the Shareholders at which his or her term expires or until his or her successor shall have been elected by the Shareholders, unless he shall have been removed by the Shareholders. Each Director elected thereafter shall hold office for a term of years as specified for his or her class and after three years all Directors will be elected for terms of three (3) years and thereafter until his or her successor shall have been elected and qualify, unless he shall be removed by action of the Shareholders. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, removal, or resulting from an increase in the authorized number of Directors, or otherwise, a majority of the remaining Directors then in office, although less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the Shareholders and shall qualify. The Board of Directors may apportion any increase or decrease in Directorships among the classes as nearly equal in number as possible. Notwithstanding the provision of any other Article herein, only the remaining Directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy which exists on the Board of Directors.

     Powers of the Board. The property and business of the Corporation shall be managed by the Directors, acting as a Board. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or by these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

     Meetings of the Newly Elected Board--Notice. The members of each newly elected Board shall meet (i) at such time and place, either within or without the state of Missouri, as shall be suggested or




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provided for by resolution of the Shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or
(ii) if not so suggested or provided for by resolution of the Shareholders or if a quorum shall not be present, the members of such Board may meet at such time and place as shall be consented to in writing by a majority of the newly elected Directors, provided that written or printed notice of such meeting shall be mailed, sent by telegram or delivered to each of the same Directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the Shareholders at the annual meeting, the members of such Board may meet at such time and place as shall be consented to in writing by all of the newly elected Directors. Each Director, upon his election, shall qualify by accepting the office of Director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected Directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

     Regular Meetings--Notice. Regular meetings of the Board may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

     Special Meetings--Notice. Special meetings of the Board may be called at any time by the Chairman of the Board or the President, or by any three or more of the Directors. The place may be within or without the State of Missouri as designated in the notice.

     Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each Director at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or be delivered, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the Director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.

     Action in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the Directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the Directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors.

     Meeting by Conference Telephone or Similar Communications Equipment. Members of the Board of Directors of the Corporation or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participate in a meeting in such manner shall constitute presence in person at such meeting.

     Quorum. At all meetings of the Board a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any




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meeting at which there is a quorum, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws, shall be the act of the Board of Directors.

     Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

     Waiver. Any notice provided or required to be given to the Directors may be waived by any of them, whether before, at, or after the time stated therein.

     Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where he attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Vacancies. If the office of any Director becomes vacant by reason of death or resignation, a majority of the survivors or remaining Directors may fill the vacancy until a successor shall have been duly elected at a Shareholders' meeting.

     Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee, such committee to consist of two or more Directors of the Corporation. Said committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

     The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for the committee if the committee so requests.

     Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee; provided that nothing herein contained shall be construed to preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

     Protection of Director for Reliance on Corporate Records. No Director shall be liable for dividends legally declared, distribution legally made to Shareholders, or any other action taken in reliance in good faith upon financial statements of the Corporation represented to him to be correct by the president of the Corporation or the Officer having charge of the books of account, or certified by an accountant to fairly represent the financial condition of the Corporation; nor shall any such Director be liable for determining in good faith the amount available for dividends or distributions by considering the assets to be of their book values.

                                  V. OFFICERS

     Officers--Who Shall Constitute. The Officers of the Corporation shall be a President and a Secretary, and the Corporation may have, as Officers, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board shall elect or appoint a




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President and Secretary at its first meeting after each annual meeting of the
Shareholders. The Board then, or from time to time, may also elect or appoint one or more other Officers as it shall deem advisable, but need not elect or appoint any Officers other than a President and a Secretary.

     An Officer need not be a Shareholder.

     Any two or more of such offices may be held by the same person, except the offices of President and Secretary.

     Term of Office. Each Officer of the Corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the Board, whichever first occurs.

     Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby.

     Salaries and Compensation. Salaries and compensation of all elected Officers of the Corporation shall be fixed, increased or decreased by the Board of Directors.

     The President. The President shall be the chief executive Officer of the Corporation. Except as otherwise provided for in these Bylaws, the President shall preside at all meetings of the Shareholders and Directors. The president shall have general and active management of the business of the Corporation and shall carry into effect all directions and resolutions of the Board.

     The president shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or as may be prescribed from time to time by the Board of Directors.

     Vice President. The Vice President shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

     The Secretary. The Secretary shall attend all sessions of the Board and, except as otherwise provided for in these Bylaws, all meetings of the Shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.

     The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

     The Secretary shall see that all books, records, lists and information, or duplicates required to be maintained at the registered or some office of the Corporation in Missouri, or elsewhere, are so maintained.





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     The Secretary shall keep in safe custody the seal of the Corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his signature.

     The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or as may be prescribed from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

     The Treasurer. The Treasurer shall have the general duties, powers and responsibilities of a Treasurer of a Corporation, and shall be the chief financial and accounting Officer of the Corporation.

     The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed from time to time by the Board of Directors.

                              VI.  SHARES OF STOCK

     Certificate for Share of Stock. The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, Corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, Corporation or association to whom it is issued, and the number of shares represented thereby and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed.

     Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked "duplicate") in its place, upon the Corporation being fully indemnified therefor.

     Transfers of Shares, Transfer Agent. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent under such arrangements and upon such terms and conditions as the Board deems advisable.

     Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of the Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of Shareholders, of the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares.

     No Fractional Share Interests. The Corporation shall not issue fractions of a share.

                              VII. INDEMNIFICATION

     (1) Indemnification of Directors and Officers. The Corporation, except as provided in paragraph (3), shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation who is or was serving at the request of the Corporation as a Director, Officer, agent, employee, partner, trustee of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding if such person's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

     (2) Indemnification of Others. The Corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, by reason of the fact that he is or was a non-Officer employee or agent of the Corporation, or is or was a non-Officer employee or agent of the Corporation who is or was serving at the request of the Corporation as a Director, Officer, agent, employee, partner or trustee of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if such person's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the non-Officer employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

     (3) Payment of Expenses. If a claim under paragraph (1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under The General Business and Corporation Law of Missouri for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in The General Business and Corporation Law of Missouri, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (4) Indemnification Provided Hereby Not Exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Bylaws or any agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (5) Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, partner, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

     (6) Definition of "Corporation". For the purposes of this Article VII, references to "the Corporation" include all constituent Corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation so that any person who is or was a Director, Officer, employee or agent of such a constituent Corporation or is or was serving at the request of such constituent Corporation as a Director, Officer, employee, partner, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving Corporation as he would if he had served the resulting or surviving Corporation in the same capacity.

     (7) Other Definitions. For purposes of this Article VII, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a Director, Officer, employee, partner, trustee or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, partner, trustee or agent of, or at the request of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, partner, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     (8) Savings Clauses. In the event any provision of this Article VII shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article VII and any other provisions of this Article VII shall be construed as if such invalid provision had not been contained in this Article. In any event, the Corporation shall indemnify any person who is or was a Director or Officer of the Corporation, or who is or was a Director or Officer of the Corporation who is or was serving at the request of the Corporation as a Director, Officer, agent, employee, partner or trustee of another Corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by Missouri law as in effect from time to time.

                                 VIII.  GENERAL

     Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the Corporation shall be determined and signified by the filing of the Corporation's first federal income tax return, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

     Amendments to Bylaws. The Bylaws, or any of them, or any additional or supplementary bylaws, may be altered, amended or repealed, and new bylaws may be adopted at any annual meeting of the Shareholders without notice, or at any special meeting the notice of which shall set forth the terms of the proposed bylaw or action to be taken on any bylaw, by a vote of the majority of the shares represented in person or by proxy and entitled to vote at such annual or special meeting, as the case may be, except as otherwise provided herein.

     To the extent provided for in the Articles of Incorporation, the Board of Directors shall also have the power to adopt new bylaws, and to amend, alter and repeal these and any additional and supplementary bylaws, at any regular or special meeting of the Board of Directors. Notice of any such action to be taken on any bylaws need not be included in the call of said meeting.

                                  CERTIFICATE

     I, the undersigned, hereby certify that I acted as Secretary of a meeting of the Board of Directors of Southside Bancshares Corp. held on the 24th day of February, 1994, at which the foregoing Bylaws were duly adopted as and for the Bylaws of said Corporation, and hereby further certify that the foregoing constitute the Bylaws of said Corporation.

               Dated this 24th day of February, 1994.


                                                  /s/ Joanne M. Schneider
                                                  ------------------------------
                                                  Joanne M. Schneider, Secretary

                           SOUTHSIDE BANCSHARES CORP.

                              AMENDMENT TO BYLAWS
                 (DECEMBER 28, 1995 BOARD OF DIRECTORS MEETING)

     WHEREAS, the Corporation has declared a 10 for 1 stock split of the Corporation common stock to be effected as of February 15, 1996; and

     WHEREAS, the Board of Directors of the Corporation deems it desirable and in the best interest of the Corporation and its stockholders that the Corporation amend the Bylaws of the Corporation to adjust the number of shares of common stock that a director must own to qualify as a director of the Corporation so as to adjust for the effects of said stock split.

NOW THEREFORE, BE IT RESOLVED, that effective as of February 15, 1996, the paragraph captioned "Qualification and Number" set forth in the Article IV of the first paragraph thereof and replacing said sentence with the following sentence:

"In order to be qualified for nomination for, and election to the Corporation's Board of Directors, a person must own a minimum of 10,000 shares of common stock of the Corporation."

BE IT FURTHER RESOLVED, THAT THE APPROPRIATE OFFICERS OF THE Corporation be and hereby are authorized and directed in the name and on behalf of the Corporation to take all action which they deem necessary or advisable in order to effect the foregoing resolution and, in connection therewith, to execute, acknowledge, deliver and file all such documents and instruments as in their judgement shall be necessary, proper or available in order fully to carry out the intent and to accomplish the purposes of the foregoing resolution and that any and all such actions taken by such officers of the Corporation with respect to the subject matter of these resolutions be, and they hereby are, in all respects, approved, ratified and confirmed.

                            SECRETARY'S CERTIFICATE

     I, Joanne M. Schneider, do hereby certify that I am duly elected and acting Secretary of Southside Bancshares Corp., a Missouri corporation (the "Corporation"), and that the foregoing "Southside Bancshares Corp. Amendment to Bylaws" was duly adopted by the Board of Directors of the Corporation at a meeting of the Board on December 28, 1995.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate, this 28th day of December, 1995.

                                                  /s/ Joanne M. Schneider
                                                  ------------------------------
                                                  Joanne M. Schneider, Secretary

                           SOUTHSIDE BANCSHARES CORP.

                              AMENDMENT TO BYLAWS

                   (JUNE 24, 1999 BOARD OF DIRECTORS MEETING)

     Effective as of July 1, 1999, the paragraph captioned "Qualification and Number" set forth in the Article IV of the Bylaws of the Corporation was amended to include an additional option for ownership to be described under
(vi) as follows:

"(vi) or by a qualified employee stock ownership plan for the benefit of the Director."

                                                                  EXHIBIT 10 (C)

                         DEFERRED COMPENSATION AGREEMENT

     This deferred compensation agreement ("Agreement") is made and entered into this 25th day of April, 1996, by and between THOMAS M. TESCHNER ("Employee") and SOUTHSIDE BANCSHARES CORP., a Missouri Corporation ("Company").

                                     RECITAL

     Company desires to provide additional compensation to Employee in order to offset certain limitations imposed upon Employee's participation in Company's qualified deferred compensation plans from and after 1988.

                                    AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. Performance Stock. The compensation to be awarded under this Agreement will be in the form of grants of "Performance Stock," which will be credited to a "Performance Stock Account" to be maintained for Employee's benefit. The Performance Stock Account will be maintained solely for accounting purposes and will neither require nor permit a segregation of any Company assets. Performance stock may be issued in whole and/or fractional shares. Each share of Performance Stock will be deemed to be equivalent in value to one share of Company's common stock as herein specified. An award of Performance Stock under this Agreement constitutes a potential right to receive payment and does not confer any dividend rights, voting rights or any other rights of a shareholder with respect to Company common stock.

2. Grant of Awards. As of the date of this Agreement, an initial grant of 6,518 shares of Performance Stock, having a value on the date of grant of $104,288.00 is hereby credited to Employee's Performance Stock Account. For each calendar year after 1995 during the term of this Agreement, Employee will be granted (as of the last business day of each such year) such number of whole and/or fractional shares of Performance Stock, at a deemed value of the bid price of the Company's publicly traded common stock on the last trading day of the Plan Year in the case of 2.a. and 2.b. and Sixteen Dollars ($16.00) per share in the case of 2.c., as shall have a value equal to the sum of:

     a. An amount determined by multiplying Employee's "Excess 401(k) Amount" (defined below) by the sum of the highest federal and applicable state income tax rates in effect for the year in question; plus

     b. An amount equal to (i) the employer matching contribution percentage under the KSOP for such year multiplied by Employee's gross annual compensation (determined without regard to this Agreement), less (ii) the employer matching contributions actually made to the KSOP for the benefit of Employee; plus

     c. An amount determined by (i) multiplying total Company discretionary basic and optional contributions to the KSOP, plus forfeitures, by a fraction, the numerator of which is Employee's gross annual compensation for such year (determined without regard to this Agreement), and the denominator of which is total compensation of all KSOP participants, less (ii) the amount actually contributed to the KSOP by Company, plus forfeitures allocated, for the benefit of Employee.

     In the event Company hereafter elects to (i) alter, amend or terminate the KSOP, or (ii) establish one or more new deferred compensation plans, the above stated formula for determining annual grants may be amended in such manner as Company, in its sole discretion, determines appropriate.

     As used in paragraph 2.a., above, the term "Excess 401(k) Amount" means an amount equal to (i) fifteen percent (15%) of Employee's gross annual compensation for such year (determined without regard to this Agreement), less
(ii) the maximum permitted deferral through salary reduction contributions to Company's Employee Stock Ownership Plan with 401(k) Provisions ("KSOP") for such year.

     In the event the common stock of the Company shall cease to be publicly traded, the deemed value for purposes of 2.a. and 2.b. shall be the value of a share of the common stock of the Company on the relevant date under the KSOP.

3. Right to Payment for Performance Stock.

     a. Employee will be entitled to receive payment for all shares of Performance Stock credited to the Performance Stock Account upon the earliest to occur of the following events:


        i.    A "Change in Control" of Company (defined below);

        ii.   Employee's termination of employment or retirement from Company;

        iii.  Employee's death; or

        iv.   Employee's Total Disability (defined below).


     b. A "Change in Control" has occurred if (i) one person, or more than one person acting as a group, acquires ownership of capital stock of Company resulting in such person(s) owning Company stock possessing more than 50 percent of the total fair market value or voting power of the stock of the Company; (ii) substantially all of the assets of Company are sold; (iii) Company merges or consolidates with any other corporation or other entity and Company is not the surviving corporation of such merger or consolidation; or
(iv) the owners of a majority of shares of capital stock of Company terminate the business of, or liquidate or dissolve, Company.

     c. "Total Disability" means complete and permanent inability by reason of illness or accident to perform Employee's duties. All determinations as to the date and extent of disability shall be made by Company upon the basis of such evidence as Company deems necessary and desirable.

4. Form and Timing of Payment. Within thirty (30) days after Employee is entitled to receive payment pursuant to paragraph 3.a hereof, Company will pay Employee an amount equal to the value of all Performance Stock which has then been credited to the Performance Stock Account. For purposes of determining the amount of the payment each share of Performance Stock will be valued at the midpoint between the bid and asked price of the Company's publicly traded common stock as of the close of business on the date of payment, or if the common stock is no longer publicly traded, at the value of a share of the Company's common stock as set forth in the then most recent valuation of the common stock of the Company for purposes of the KSOP. Payments shall be made wholly in cash and the Employee may not receive common stock or any other security of Company in lieu thereof. Upon payment, this Agreement shall terminate.

5. Dilution and Other Adjustments. In the event of any change in the outstanding shares of common stock of Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, Company shall make an adjustment in the number or kind of Performance Stock then held in the Performance Stock Account.

6. Miscellaneous Provisions.

     a. Company may terminate this Agreement at any time; provided, however, that any Performance Stock granted prior to such termination shall not be adversely affected by such termination and shall continue to be governed by and subject to the terms and provisions of this Agreement.

     b. This Agreement may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     c. Employee's rights and interests under this Agreement may not be assigned or transferred. In the case of Employee's death, payment due under this Agreement shall be made to Employee's beneficiary, as designated below (which designation may hereafter be amended), or in the absence of a designation, to Employee's estate.

     d. Neither this Agreement nor any action taken hereunder shall be construed as creating any right to be retained in the employ of Company or its subsidiaries.

     e. The Performance Stock Account shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of Company for payment of any benefits hereunder. This Agreement does not create or confer any interest in any particular assets of Company by reason of the right to receive a benefit under this Agreement, and Employee will have only the rights of a general unsecured creditor of Company with respect to any rights under this Agreement.

     f. Company shall have the right to deduct from all awards any taxes required by law to be withheld with respect to such awards.

                                        SOUTHSIDE BANCSHARES CORP.




Date  04/25/96                          By:     /s/ Howard F. Etling
                                                ---------------------
                                        Title:  Chairman of the Board


Date  04/25/96                          By:     /s/Thomas M. Teschner
                                                ---------------------
                                                Thomas M. Teschner

                                        BENEFICIARY DESIGNATION



Full Name of Beneficiary:     Susan R. Teschner

Residence      6312 Christopher Winds Ct.
Address of
Beneficiary:   6312 Christopher Winds Ct.

Beneficiary's Social Security no.:     ###-##-####

Beneficiary's Relationship to Employee:     Wife
Initials: Company:  /s / HE           Employee: /s/ TMT
                    -----------------           -----------------

             FIRST AMENDMENT TO THE DEFERRED COMPENSATION AGREEMENT

                              DATED APRIL 25, 1996

     THIS AMENDMENT is dated as of August 27, 1998, and is by and between the SOUTHSIDE BANCSHARES CORP., a Missouri corporation located in St. Louis, Missouri (the "Company") and THOMAS M. TESCHNER (the "EMPLOYEE").

RECITALS:

     1. On April 25, 1996, the Employee and the Company entered into a certain Deferred Compensation Agreement (the Agreement").

     2. The Company and the Employee agree that it is in the best interests of each party to amend the Agreement as provided below.

     NOW THEREFORE, the Agreement is amended as follows:

     1.   Section 6 of the Agreement shall be amended to become new
          Section 8 and new Section 6 is added to read as follows:

     "6.  Death Benefits.

               Death During Active Service. If the Employee dies while in the active service of the Company, the Company shall pay to the Employee's beneficiary the benefit described in this Section 6.

               a. The benefit under this Section 6 is $3,143,878.

               b. The Company shall pay the benefit to the Employee in a lump sum within 30 days of the date of the Employee's death."

     2.   New Section 7 is added to the Agreement to read as follows:

          "7.  Beneficiaries.

               a. The Employee shall designate a beneficiary by filing a written designation with the Company. The Employee may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Employee and accepted by the Company during the Employee's lifetime. The Employee's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Employee, or if the Employee names a spouse as beneficiary and the marriage is subsequently dissolved. If the

               Employee dies without a valid beneficiary designation, all payments shall be made to the Employee's surviving spouse, if any, and if none, to the Employees's surviving children and descendants of any deceased child by right or representation, and if no children or descendants survive, to the Employee's estate.

               b. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit."

     3. New Section 8 (formerly Section 6 of the Agreement) is amended by adding new subsection (g) to read as follows:

               "g.  Claims and Review Procedures.

                     i. Claims Procedures. The Company shall notify the Employee's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
                     (2) a specific reference to the provisions of the Agreement on which denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

                     ii. Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty
                     (60) days after receipt of notice
               issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle to him of her to benefits or to greater or different benefits. Within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within sixty-day period, stating specially the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary."

     IN WITNESS OF THE ABOVE, Employee has executed this First Amendment and the Company has caused its duly authorized officers to execute this First Amendment.


          Employee:                   Company:

          THOMAS M. TESCHNER          SOUTHSIDE BANCSHARES CORP.



          \s\ Thomas M. Teschner      /s/ Howard F. Etling
          --------------------------  -------------------------------

                                      Its  Chairman of the Board
                                           --------------------------